UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2025

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 220 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2025, Mobix Labs, Inc. (the “Company”) entered into amendments to certain outstanding warrants to purchase an aggregate of 13,375,490 shares of the Company’s Class A common stock (the “Warrants”). The amendments revise certain terms of the Warrants so that, under applicable accounting guidance, the Warrants are classified as equity rather than liabilities on the Company’s balance sheet. As part of these amendments, the Company issued an additional warrant to purchase 1,000,000 shares of Class A common stock on the same terms as the Warrant issued on September 4, 2025, including an exercise price of $1.08. No cash consideration was paid or received in connection with these amendments, which the Company believes strengthen its capital structure by simplifying the accounting treatment of its outstanding equity instruments. Forms of the amended Warrants are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on May 2, 2025, the Company received a written notice on April 28, 2025 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum bid-price requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid-Price Requirement”). The notice provided the Company 180 calendar days, or until October 27, 2025, to regain compliance by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days, as provided in Nasdaq Listing Rule 5810(c)(3)(A) (the “Initial Compliance Period”).

During the Initial Compliance Period, the Common Stock maintained closing bid prices at or above $1.00 for ten consecutive trading days, achieving that level on September 11, 2025. On October 8, 2025, Nasdaq subsequently advised the Company that it was exercising its discretion to extend the number of days that the Company must maintain a bid-price of at least $1.00 for 20 consecutive business days.

On October 24, 2025, the Company submitted a request to Nasdaq for an additional 180-day period (the “Second Compliance Period”) to provide additional time for the Company to demonstrate compliance with the Minimum Bid Price Requirement. The Company currently believes it satisfies all other applicable quantitative and qualitative continued-listing standards for The Nasdaq Capital Market, including the requirements relating to market value of publicly held shares and the initial listing requirement for minimum stockholders’ equity. Following the warrant amendments described in Item 1.01 of this Form 8-K, the Company’s stockholders’ equity exceeds $5 million, which meets the initial inclusion standard for The Nasdaq Capital Market.

On October 29, 2025, the Company received written notice from Nasdaq (the “Extension Letter”) granting the Company an extension through April 27, 2026 (the “Extension Deadline”), to regain compliance with the Minimum Bid-Price Requirement. The Extension Letter has no immediate effect on the Nasdaq listing or trading of the Company’s common stock. The Company remains committed to maintaining compliance with all Nasdaq listing requirements and to taking appropriate actions to support its continued listing. The Company will continue to monitor the closing bid price of its Common Stock and evaluate all available options to maintain compliance with applicable Nasdaq standards including customary corporate actions, if necessary. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement by the Extension Deadline.

Item 8.01	Other Events.

The Company has taken a series of actions that have strengthened its balance sheet and increased stockholders’ equity. As a result of the transactions and amendments described below, the Company believes that it satisfies the initial listing requirements for The Nasdaq Capital Market, including the minimum stockholders’ equity standard.

●	On October 15, 2025, the Company executed an exchange agreement with Acromax, Inc. (“Acromax”) pursuant to which the Company issued 227,954 shares of its Class A common stock in exchange for the cancellation of $204,931.07 of obligations owed to Acromax.

●	On October 20, 2025, the Company executed an exchange agreement with Alessandra Investment Trust II, Tony Alessandra Trustee and Beneficiary (“Alessandra”), pursuant to which the Company issued 687,894 shares of its Class A common stock in exchange for the cancellation of $510,791.67 of indebtedness owed to Alessandra.

●	As further described above in Item 1.01 of this Current Report on Form 8-K, on October 24, 2025, the Company entered into amendments to certain outstanding warrants held by Armistice Capital Master Fund Ltd. (“Armistice”). The warrants had previously been classified as liabilities on the Company’s balance sheet in the amount of approximately $6.3 million. The amendments modified certain terms so that, under applicable accounting guidance, the warrants are classified as equity rather than liabilities. As a result, this amount is now reflected as stockholders’ equity, further improving the Company’s capital structure. In addition, the Company issued a warrant to purchase 1,000,000 shares of Class A common stock in connection with the amendments to the warrants.

The Company believes these actions collectively strengthen its financial position and support continued compliance with Nasdaq’s quantitative listing standards.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the current expectations, estimates, and assumptions of Mobix Labs, Inc. (the “Company”) and its management regarding future events, financial condition, and compliance status. Forward-looking statements are inherently subject to risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “may,” “will,” “should,” “could,” and similar expressions are intended to identify such forward-looking statements. Among other matters, these statements include, without limitation, the Company’s belief that its recent warrant amendments, debt-for-equity exchanges, and other balance-sheet actions have strengthened its capital structure and increased stockholders’ equity; the Company’s belief that it currently satisfies the initial and continued listing requirements for The Nasdaq Capital Market, including the minimum stockholders’-equity standard; and its intention to continue monitoring the trading price of its common stock and, if necessary, to take customary corporate actions to maintain compliance with applicable Nasdaq listing standards. The financial and equity figures referenced in this report are preliminary, unaudited, and subject to change upon completion of the Company’s regular review and audit processes. These amounts may differ from those that will be reflected in the Company’s reviewed or audited financial statements to be filed with the Securities and Exchange Commission. These forward-looking statements are based on information available to the Company as of the date of this report and are not guarantees of future performance. All forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected or implied by such forward-looking statements. For example, there can be no assurance that the Company regain compliance with the Minimum Bid Price Requirement or otherwise meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief, fluctuations in the market price of the Company’s securities, potential changes in Nasdaq’s listing rules or their interpretation, unanticipated accounting or financial-reporting adjustments, the Company’s ability to execute its strategic initiatives, prevailing economic conditions and other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Amended and Restated Series A Warrant
4.2	Form of Amended and Restated Series B Warrant
4.3	Form of Amended and Restated Common Warrant
4.4	Form of Amended and Restated Inducement Warrant
4.5	Form of Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

October 30, 2025	By:	/s/ Keyvan Samini
	Name:	Keyvan Samini
	Title:	President and Chief Financial Officer